Exhibit 99.1

J.P. Morgan Global High Yield & Leveraged Finance Conference February 25, 2019

Legal Disclaimer NO OFFER OR SOLICITATION This presentation includes a discussion of a proposed business combination transaction (the “Transaction”) between AM and AMGP. This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. IMPORTANT ADDITIONAL INFORMATION In connection with the Transaction, AMGP has filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that includes a joint proxy statement of AM and AMGP and a prospectus of AMGP. The Transaction will be submitted to AM’s unitholders and AMGP’s shareholders for their consideration. AM and AMGP may also file other documents with the SEC regarding the Transaction. The registration statement on Form S-4 became effective on January 30, 2019, and the definitive joint proxy statement/prospectus was delivered to AMGP shareholders and AM unitholders of record as of January 11, 2019. This document is not a substitute for the registration statement and joint proxy statement/prospectus that has been filed with the SEC or any other documents that AMGP or AM may file with the SEC or send to shareholders of AMGP or unitholders of AM in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF ANTERO MIDSTREAM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or AM through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by AM will be made available free of charge on AM’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. 2 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

Legal Disclaimer This presentation includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond AR’s control. All statements, except for statements of historical fact, made in this presentation regarding activities, events or developments AR expects, believes or anticipates will or may occur in the future, such as 2019 and long-term financial and operational outlook, the expected sources of funding and timing for completion of the share repurchase program if at all, impacts of hedge monetizations, the expected consideration to be received in connection with the closing of the Transaction, the timing of the consummation of the Transaction, if at all, impacts of natural gas price realizations, AR’s expected ability to return capital to investors and targeted leverage metrics, AR’s estimated unhedged EBITDAX multiples, future plans for processing plants and fractionators, AR’s estimated production and the expected impact of Mariner East 2 on AR’s NGL pricing, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this presentation. Although AR believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. AR cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the AR’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading "Item 1A. Risk Factors" in AR’s Annual Report on Form 10-K for the year ended December 31, 2018. This presentation includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include (i) Consolidated Adjusted EBITDAX, (ii) Stand-alone Adjusted EBITDAX, (iii) Stand-alone Adjusted Operating Cash Flow, (iv) Free Cash Flow, (v) PV-10, and (vi) Distributable Cash Flow. Please see “Antero Definitions” and “Antero Non-GAAP Measures” for the definition of each of these measures as well as certain additional information regarding these measures, including the most comparable financial measures calculated in accordance with GAAP. Antero Resources Corporation is denoted as “AR” in the presentation, Antero Midstream Partners LP is denoted as “AM” and Antero Midstream GP LP is denoted as “AMGP”, which are their respective New York Stock Exchange ticker symbols. 3 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

Antero Family at a Glance A World Class E&P Operator in Appalachia What’s new: Midstream simplification creating C-Corp and eliminating MLP and IDRs A Leading Northeast Infrastructure Platform 31%(1) $7 Billion Enterprise Value(1) Ba2 / BB+ / BBB- Corporate Family Ratings $9 Billion Enterprise Value(1) Ba2 / BB+ / BBB- Corporate Family Ratings (AM) 1. Assumes 12/31/18 balance sheet and 2/22/19 equity prices. Antero Midstream PRO FORMA FOR SIMPLIFICATION TRANSACTION EXPECTED TO CLOSE IN MARCH 2019. NYSE: AR NYSE: AM These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. 4 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference The Most Integrated Natural Gas and NGL Platform in the U.S.

Track Record of Navigating Commodity Price Volatility 5 Stand-alone Adjusted EBITDAX Antero has increased its EBITDAX by 58% and reduced leverage from 3.9x at YE 2014 to 2.2x at YE 2018, despite a 30% reduction in NYMEX natural gas prices Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference ($/MMBtu) Stand-alone Net Debt / LTM Adj. EBITDAX 58% increase 44% decrease $MM $/MMBtu Total Stand-alone net debt decreased by ~$500MM, or 13%, from YE 2014 to YE 2018 Note: Stand-alone adjusted EBITDAX and Stand-alone net debt are non-GAAP measures. See appendix for definitions and reconciliations. $1,090 $1,128 $1,384 $1,244 $1,717 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2014 2015 2016 2017 2018 Stand-alone Adjusted EBITDAX NYMEX Henry Hub Price 3.9x 3.6x 2.8x 2.8x 2.2x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 2014 2015 2016 2017 2018 Stand-alone Net Debt / Stand-alone LTM Adjusted EBITDAX

Recent Credit Enhancement Developments

Antero

1 Natural Gas & Liquids Infrastructure Completed (November/December 2018)

- All of Antero's firm transportation is now in-service
- Provides clear path to flexible production growth outlook
  - Rover Sherwood Lateral: enabled AR to shift ~550 MMcf/d from local pricing to premium Midwest pricing
  - Mariner East 2: provides exposure to international LPG markets and a $2/Bbl – $4/Bbl price uplift on exported barrels

2 Hedge Restructuring & Deleveraging (December 2018)

- Generated proceeds of $357 million primarily used to repay debt
- Remaining hedge portfolio protects price on 100% of 2019 and >55% of 2020 expected natural gas production at ~$3.00/MMBtu

3 2019 Capital Budget and Flexible Long-Term Outlook (January 2019)

- Disciplined plan with >20% reduction in D&C capital spending relative to 2018
- Spending within cash flow[(1)], expecting 17% - 20% YoY production growth
- Long-term outlook: 10% to 15% production growth, spending within cash flow ($50/$2.85)

4 Midstream Simplification (Expected to close in March 2019)

- Provides AR with at least $300 million in cash to reduce leverage
- Eliminates IDRs and results in higher capital retention at AM

(1) Stand-alone drilling and completion capital spending at approximately Stand-alone Adjusted Operating Cash Flow levels assuming $50 per barrel WTI oil and $3.00 per MMBtu NYMEX natural gas prices.

ANTERO RESOURCES | J.P. MORGAN HIGH YIELD & LEVERAGED FINANCE CONFERENCE 6

Simplification Transaction Summary Highlights Simplifies the organizational structure Results in liquid midstream C-Corp for governance and tax purposes Provides AR with at least $300 million of cash for further deleveraging Increases New AM retained cash flow from IDR elimination, tax efficiency and more flexible dividend policy Improves New AM’s trajectory towards investment grade credit profile Further aligns the interest of all Antero stakeholders and management Maintains Antero’s integrated strategy & long-term outlook 7 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Midstream simplification transaction expected to close on March 12, 2019 allows AR to further de-leverage and provides AM with an enhanced credit profile

Flexible Development Plan to Maintain Strength 8 Lower Prices Higher Prices Lower Prices: $50 Oil / $2.85 Gas 10% Production CAGR (2019-2023) <2x Stand-alone leverage by 2022 Free Cash Flow neutrality 100% hedged on 2019 production guidance and 55%-60% hedged on 2020 outlook Antero’s flexible development program through 2023 will be responsive to commodity prices to grow production and maximize free cash flow Higher Prices: $65 Oil / $3.15 Gas 15% Production CAGR (2019-2023) <1x Stand-alone leverage by 2021 $2.5 - $3.0 Bn of Free Cash Flow Focus on balance sheet deleveraging then evaluate appropriate mix of return of capital Maintain balance sheet strength Disciplined growth with expanding margins Likely outcome is somewhere in between Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Note: Stand-alone adjusted EBITDAX and Stand-alone net debt are non-GAAP measures. See appendix for definitions and reconciliations.

10% Production CAGR 9 Long-Term Outlook - AR Antero resources J.P. Morgan High Yield & Leveraged Finance Conference <2x Stand-alone Leverage by 2022 Free Cash Flow Neutral $50 / $2.85 15% Production CAGR <1x Stand-alone Leverage by 2021 $2.5 - $3.0 Bn Free Cash Flow $65 / $3.15 Note: Production CAGR ranges apply to midpoint of 2019 production guidance. Antero is poised to prudently grow production to maximize free cash flow, ultimately resulting in an appropriate mix of further deleveraging then return of capital Production Growth Scenarios (2020 – 2023) 10% Growth CAGR ($50 Oil / $2.85) $2.5 - $3.0 Bn Free Cash Flow Generation Oil and Gas Price Assumptions 15% Growth CAGR ($65 Oil / $3.15) 0 1,000 2,000 3,000 4,000 5,000 6,000 2019 Guidance 2020E 2021E 2022E 2023E Production (MMcfe/d)

Long-Term Outlook – New AM 10 18% Distributable Cash Flow CAGR Declining Leverage Profile to low to mid 2x Excess DCF and optionality for New AM $50 / $2.85 25% Distributable Cash Flow CAGR Declining Leverage Profile to low to mid 2x Excess DCF and optionality for New AM $65 / $3.15 (1) Based on AR’s flexible long-term outlook, AM is targeting an 18% - 25% distributable cash flow (DCF) CAGR from 2020 to 2022 Note: Distributable cash flow is a non-GAAP metric – see appendix for details. DCF CAGR ranges apply to midpoint of 2019 production guidance. 1) Based on the midpoint of 2019 distributable cash flow guidance. New AM Distributable Cash Flow Growth Scenarios (2020 – 2022) 18% DCF CAGR ($50 Oil / $2.85 Gas) 25% DCF CAGR ($65 Oil / $3.15 Gas) Oil and Gas Price Assumptions $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2019 Guidance 2020E 2021E 2022E Millions

Antero’s Integrated Strategy Diversified Product Mix and Scale Diversified Commodity Mix and Integrated Strategy Enhance Credit Quality Top NGL and #5 natural gas producer in the U.S. Mitigate Commodity Risk Peer Leading Margins 100% hedged on natural gas in 2019 @ $3.00/MMBtu floor on average Appalachian leader for 6 straight years Maintain Strong Balance Sheet 2.1x at AR and 3.1x at AM pro forma for midstream simplification Credit Quality Low Cost Drilling Inventory with Long Laterals 11 See appendix for Non-GAAP items and reconciliation. Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Integrated assets and fixed-fee model No direct commodity price exposure at AM High teens return on invested capital “Just-in-Time” capital investment Highly visible organic growth $2.0 Bn “In-Hand” project inventory through 2022 Peer-leading cash flow growth 18% to 25% DCF CAGR from 2020-2022

World Class E&P Operator: Antero Resources These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Prolific Underlying Liquids-Rich Resource Base 13 Antero Resources holds 40% of the core undrilled liquids-rich locations in Appalachia with attractive economics and low breakeven prices Peers include Ascent, CHK, CNX, COG, CVX, EQT, GPOR, HG, RRC and SWN. Based on Antero analysis of undeveloped acreage in the core of the Marcellus and Ohio Utica Shales. Rigs as of 2/1/2019. Locations as of 12/31/18. Core Liquids-Rich Appalachian Undrilled Locations(1) Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference AR 40% A 13% C 13% K 7% D 7% I 7% B 5% H 3% F 3% J 2%

Scale to Capitalize on Resource Base Top U.S. C2+ NGL Producers - 2019E(1) Antero is the largest NGL producer in the U.S. and 4th largest natural gas producer in the U.S. with ~3,000 core drilling locations and 18 Tcfe of proved reserves Antero C2+ NGL production represents the midpoint of 2019 guidance. Peer C2+ NGL production represents consensus as of 1/31/2019. Percentage of pre-hedge commodity revenues based on 3Q 2018 actuals. SWN gas production is adjusted for the sale of the company’s Fayetteville assets, which closed on December 4, 2018. 4Q18 shown because gas production estimates for U.S. only not available for XOM and BP. 14 Peer Avg. Pre-Hedge NGL % of Product Revenue Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference (MBbls/d) Top U.S. Natural Gas Producers – 4Q18 (MMcf/d) (2) Note: Asterisk denotes consensus estimates for companies that have not reported 4Q18 results as of 2/22/19 * * * 150 37% 17% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 50 60 70 80 90 100 110 120 130 140 150 2,240 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500

Antero vs. Best Industry Natural Gas Inventory 15 JP Morgan Equity Research breakeven analysis for best industry dry gas drilling locations. Excludes associated gas inventory with >50% liquids. Breakeven analysis for AR prepared by management based on same parameters as J.P. Morgan Equity Research calculation with the exception of the WTI oil price, Antero used strip WTI. Antero drilling inventory as of 12/31/18. Breakeven price is defined as half cycle pre-tax ROR of 25%. Assumes average strip WTI oil price of $53/Bbl as of 1/31/2019. Antero half cycle well economics assume 12,000’ lateral lengths and 69% of AM fees paid by AR to AM to account for AR’s midstream dividend stream from AM (based on 31% pro forma ownership of New AM). 2020-2023 average NYMEX Henry Hub price as of 01/31/19. Antero has a 13-year inventory of drilling locations with a breakeven gas price (25% ROR threshold) below the 2020-2023 NYMEX gas strip ($2.67/MMBtu) Industry Dry Gas Locations $2.67 (2020-2023 Strip) Antero and Industry Best Gas Drilling Locations– Half Cycle Breakeven Prices(1)(2) (3) 59 1,175 59 281 38 67 43 360 1,017 Undrilled Locations 1,679 premium drilling locations: breakeven < $2.67/MMBtu 2020-2023 Strip Antero Locations AR AR AR AR AR AR AR AR AR (Susquehanna County) AR Drilling Rigs These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. $1.23 $2.09 $2.10 $2.38 $2.43 $2.58 $2.64 $2.74 $2.87 $2.93 $3.07 $3.18 $3.32 $3.40 $3.96 $3.98 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 Marcellus Highly-Rich Gas/Cond. (1313 Btu) Marcellus Highly Rich- Gas (1250 Btu) Utica Highly- Rich Gas/Cond. (1235 Btu) Utica Condensate (1275 Btu) Marcellus Shale - NE PA - Dry Utica Dry Gas (1050 Btu) Utica Highly- Rich Gas (1215 Btu) Utica Rich Gas (1175 Btu) Marcellus Rich Gas (1150 Btu) Marcellus Dry Gas (1050 Btu) Marcellus Shale - SW PA - Dry Haynesville - N LA Core - Long Laterals Marcellus Shale - WV Dry Utica Shale - Dry Gas Ohio Eagle Ford - Dry Gas Haynesville - N LA Core - Standard Laterals

Sustainable and De-risked Business Model 16 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Firm Transportation Portfolio Allows Antero Resources to achieve: Effectively Hedge NYMEX Index Allows Antero to directly hedge the absolute price Premium Price Certainty Eliminates basis risk by delivering to NYMEX-related markets Hedge Portfolio Supports Firm Pipeline Commitments Antero Resources is 100% hedged on natural gas through 2019; Hedges and FT provide price stability to support sustainable long-term development Reflects discount to NYMEX for Appalachia in-basin pricing at Dominion South & TETCO M2 indices. Represents simple average discount to NYMEX for Antero firm transportation capacity. Appalachia: Floating – High Volatility Antero: Resources Diversified – Low Volatility Antero Natural Gas Differentials vs. Appalachia Note: Pricing reflects pre-hedge pricing 4-Year Appalachian Average 4-Year Antero Realized Basis -$2.50 -$2.00 -$1.50 -$1.00 -$0.50 $0.00 $0.50 $1.00 Oct-14 Dec-14 Feb-15 Apr-15 Jun-15 Aug-15 Oct-15 Dec-15 Feb-16 Apr-16 Jun-16 Aug-16 Oct-16 Dec-16 Feb-17 Apr-17 Jun-17 Aug-17 Oct-17 Dec-17 Feb-18 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Appalachia Antero Realized Differential

Antero Resources’ Hedge Position 17 Antero Hedge Profile AR realized $357 MM in proceeds from hedge restructuring while remaining 100% hedged on gas in 2019 and 55%-60% hedged in 2020 at ~$3.00/MMBtu Monetize + maintain upside to call price 30% Swaps 30% Swaps 30% Swaps 1) Based on 01/31/2018 strip pricing . $2.50 Floor (MMcf/d) ($/MMBtu) Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference $3.38 Ceiling Swap at $3.48/ MMbtu Swap at $3.00/ MMbtu Swap at $3.00/ MMbtu Swap at $3.00/ MMbtu Collar 1,149 2,330 1,418 710 850 90 $3.48 $3.00 $3.00 $3.00 $2.91 $2.93 $2.72 $2.61 $2.63 $2.71 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 0 500 1,000 1,500 2,000 2,500 2019 2020 2021 2022 2023 NYMEX Collar Volume NYMEX Swap Volume NYMEX Swap Price NYMEX Strip Price

Firm Transportation Portfolio Provides Visibility 18 All of Antero Resources’ contracted firm capacity is now in service, providing visible production growth and premium pricing to NYMEX Antero Resources Firm Transportation Portfolio vs. Gross Gas Production (MMcf/d) Appalachia (M2/Dom S.) – 625 MMcf/d TCO Pool – 690 MMcf/d Gulf Coast – 2,100 MMcf/d Mid-Atlantic/NYMEX: 530 MMcf/d Midwest: 800 MMcf/d Premium Markets Outside of Appalachia Regional markets and lowest transport cost AR’s Firm Transport expected to be filled by 2022 (excluding regional) 10% Growth CAGR ($50 Oil / $2.85 Gas) Note: 2018 and 2019 expected premiums to NYMEX and net marketing expense based on previously disclosed guidance. 1) Based on expected sales volumes and $2.85/MMBtu NYMEX natural gas. Total 4.7 Bcf/d (MMcf/d) Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Averaged a pre-hedge premium to NYMEX 2011 – 2018E(2) 15% Growth CAGR ($65 Oil / $3.15 Gas) 2) Unutilized firm transport cost, assuming no mitigation, divided into estimated average net production 3) 2019 natural gas volume assumes midpoint of 2019 guidance and has been grossed up for 83% net revenue interest and an 1100 BTU factor. Outer years assume 10% or 15% year-over-year growth thereafter. Production Target Range(3) Net Marketing Expense ($/Mcfe):(2) ($0.175) – ($0.225) ($0.13) – ($0.18) 2019E 2020E 2021E ($0.05) – ($0.10) Expected Premium to NYMEX:(1) $0.15 – $0.20 $0.10 – $0.15 $0.08 – $0.13 0 1,000 2,000 3,000 4,000 5,000 2016 2017 2018 2019 2020 2021 2022 2023

Note: Local index represents a blend of Dominion South and TETCO M2 pricing. Midwest index represents a blend of Chicago and MichCon pricing. Gulf Coast index represents a blend of Gulf and NYMEX-based pricing. 2018 premium to NYMEX includes a ~$0.27/Mcf Btu upgrade. 2019E premium to NYMEX represents 2019 guidance and assumes a $0.30/Mcf Btu upgrade. Antero Firm Transport Index Breakdown - 2019 Expected Natural Gas Price Realization Improvement As a result of AR’s firm transportation portfolio, substantially all of Antero’s gas is expected to be sold in favorably priced markets resulting in a premium to NYMEX 19 Implied Premium to NYMEX(1) +$0.13 +$0.15 - +$0.20 Local Midwest TCO Gulf Coast 2% increase to Gulf Coast Markets 1% increase to Midwest Markets 6% decrease to Local Markets Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference 3% increase to TCO Market 56% 60% 17% 18% 17% 19% 10% 3% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2018A 2019E

Antero's NGL Pricing Uplift from Mariner East 2

Mariner East 2 allows AR to access international LPG markets and realize a ~$2/Bbl to $4/Bbl uplift on its exported barrels

50,000 Bbl/d Mariner East 2 export capability equates to ~$50 to $60 MM of incremental annual cash flow

Domestic Markets

International Markets

Mariner East 2 ("ME2")

Initial Capacity (4Q18):	145 MBbl/d
Full Capacity (3Q19):	275 MBbl/d
AR Commitments:	35 Mbbl/d C3
	15 MBbl/d C4
AR Expansion Rights:	50 Mbbl/d C3/C4


Marcus Hook
ME2
Rail
Conway
Existing Option
Local
Rail
Online 12/29/18
Mont Belvieu
To Europe NWE Index
To Asia FEI Index

Antero Blended Netback	2019
Mt. Belvieu Price ($/Gal)	$0.70
YTD 2018 Differential	$(0.18)
MB Netback	$0.52

Europe Netback	2019
NWE Price ($/Gal)	$0.80
Pipeline, Terminal & Shipping Cost [(1)]	$(0.22)
NWE Netback	$0.58
Blended Conway / MB Netback	$0.52
Uplift vs. YTD 2018 Average Differential	+$0.06

Asia Netback	2019
FEI Price ($/Gal)	$0.88
Pipeline, Terminal & Shipping Cost [(1)]	$(0.29)
Asia Netback	$0.59
Blended Conway / MB Netback	$0.52
Uplift vs. YTD 2018 Average Differential	+$0.07

Source: Poten Partners. Prices reflect blended price of propane and butane based on Antero's ME2 volume commitment.
Note: Based on Baltic forward shipping rates and propane strip prices as of 01/31/18. Includes associated port and canal fees and charges.
(1) Based on Wall Street research. Antero cost may be lower.

ANTERO RESOURCES | J.P. MORGAN HIGH YIELD & LEVERAGED FINANCE CONFERENCE 20

Liquids Focus Drives Peer-leading and Consistent Margins 21 Antero’s strategy has resulted in peer-leading realized prices and margins for 6 straight years and consistent results through commodity cycles All-in Pricing Realizations ($/Mcfe) Stand-alone E&P Adjusted EBITDAX Margins ($/Mcfe) Source: SEC filings and press releases. Peers include: CNX, COG, EQT, RRC & SWN. Stand-alone Adjusted EBITDAX margin is a non-GAAP measure. See appendix for detailed calculations and definitions. +36%(1) vs. Peer Avg. from 2013 - 2017 +31%(1) vs. Peer Avg. from 2013 - 2017 Antero resources J.P. Morgan High Yield & Leveraged Finance Conference $5.17 $5.10 $4.09 $4.08 $3.61 $3.94 $3.65 $4.41 $2.66 $2.46 $3.11 $3.09 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2013 2014 2015 2016 2017 2018 AR Peer Average NYMEX Henry Hub Gas $3.36 $2.97 $2.07 $2.06 $1.61 $1.74 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 2013 2014 2015 2016 2017 2018 AR Peer Average

Midstream Critical to Sustainable Development 22 Takeaway assurance and reliable project execution AM Midstream Buildout Midstream Ownership Benefits Never missed a completion date with fresh water delivery system Unparalleled downstream visibility Stable dividend stream from AR owned AM Units Just-in-time capital investment Antero Clearwater Facility Processing Facility Current Infrastructure Future Infrastructure Future buildout Owning and controlling the infrastructure is critical to sustainable development; Antero Midstream provides a customized midstream solution Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

23 Premier Integrated Appalachian Midstream Assets Premier Northeast Infrastructure Platform Antero Clearwater Facility – February 2018

NGL Pipelines Long Haul Pipelines Terminals & Storage What Does Antero Do? 24 Exploration and production integrated with full midstream value chain Exploration & Production Gathering & Compression Natural Gas Processing C3+ NGL Fractionation Future downstream potential opportunity set End Users & Export End Users & Export 50/50 JV Water Delivery & Treatment These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. Antero Midstream J.P. Morgan High Yield & Leveraged Finance Conference

High Growth Midstream Throughput 25 44% CAGR Low Pressure Gathering (MMcf/d) Compression (MMcf/d) Gas Processing (MMcf/d) Fresh Water Delivery (MBbl/d) 102% CAGR 27% CAGR +87% YoY Note: CAGRs represent 2014-2018 growth period where applicable. N/A Antero Midstream has delivered consistent, peer-leading, and sustainable growth through its organic investments Antero Midstream J.P. Morgan High Yield & Leveraged Finance Conference 498 1,016 1,403 1,660 2,148 - 500 1,000 1,500 2,000 2,500 2014A 2015A 2016A 2017A 2018A 104 432 741 1,196 1,738 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2014A 2015A 2016A 2017A 2018A 216 368 425 519 571 606 796 0 100 200 300 400 500 600 700 800 900 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 N/A 96 123 153 195 - 50 100 150 200 250 2014A 2015A 2016A 2017A 2018A

4-year Organic Project Backlog: 2019 - 2022 26 Marcellus Ohio Utica Compression Processing & Fractionation JV Low Pressure Gathering High Pressure Gathering Fresh Water $2.0B Project Backlog – By Area $2.0B Project Backlog – By Function 4-year identified project inventory of $2.0B “High-graded” organic project backlog of $2.0B through 2022 Primary focus on rich gas Marcellus infrastructure Note: Processing and fractionation JV includes $200MM of capital incremental to original $800MM investment for additional processing facilities constructed in the 5-year plan. MM MM MM MM MM MM MM $1,900 96% $75 4% $450 23% $450 23% $225 11% $350 18% $500 25%

Fixed Fee Business Model Supports Stable Cash Flows 27 See appendix for Non-GAAP items and reconciliation. 2019 reflects previously disclosed Antero Midstream guidance ranges. 2020 reflects FactSet consensus estimates as of 2/22/2019, denoted in light gray. Note: CAGR represents CAGR from 2019 midpoint compared to 2014 actuals. Antero Midstream generates all of its revenues through fixed-fee contracts, insulating EBITDA growth from commodity price volatility 68% EBITDA CAGR Since IPO Antero Midstream Adjusted EBITDA ($MM) Details 100% of revenues derived from fixed-fee contracts Backed by acreage dedications from Antero Resources in the core of the Marcellus and Utica Remaining contract life of 15+ years with inflation protection Underpinned by minimum volume commitments (MVCs) 70-75% on compression, HP gathering and processing IPO NYMEX Gas Price Outlook $870 $67 $215 $404 $529 $717 $920 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $0 $200 $400 $600 $800 $1,000 $1,200 2014A 2015A 2016A 2017A 2018A 2019E 2020E NYMEX Henry Hub Gas Price ($/MMBtu) AM Adjusted EBITDA ($MM) Adjusted EBITDA NYMEX Henry Hub Gas Price

Organic Strategy Drives Attractive Return on Capital 28 AM Return on Invested Capital (ROIC) Return on invested capital is a non-GAAP measure. For additional information regarding this measure, please see “Antero Midstream Non-GAAP Measures” in the Appendix. Investment Philosophy Non-speculative “Just-in-Time” capital investment philosophy Infrastructure planning and investment integrated with AR’s development plan Grow organically, not through competitive acquisition market Keys to attractive economics: Focus on projects where AR volumes drive growth Provide customized and integrated solution, appropriately sizing infrastructure Fixed-fee tolling business combined with “Just-in-Time” capital investment drives attractive returns on capital across commodity environments 12% 9% 13% 14% 18% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2014A 2015A 2016A 2017A 2018A NYMEX Gas Price ($/MMBtu)

Highest DCF Growth Among Top 20 Midstream 29 New AM will be a unique midstream vehicle with scale, low leverage and high distributable cash flow growth all in a C-Corp structure C-Corp Leverage MLP ENBRIDGE KINDER MORGAN TRANSCANADA WILLIAMS ANTERO MIDSTREAM * * TARGA RESOURCES * PLAINS ALL AMERICAN Eliminated IDRs (Simplified) * 1) Includes entities with both a publicly traded c-corp and partnership, designated in striped blue/gray. Source: FactSet. Top 20 midstream companies by market capitalization as of 2/22/2019. Pro forma for announced combination or simplification transactions that haven’t closed including WES/WGP and AM/AMGP. 14 of 20 entities have simplified and 9 of 20 are C-Corps(1) New AM Highest DCF Growth at midpoint of the target range and one of the Lowest Leverage profiles * ENLINK MIDSTREAM 18% * * ONEOK * * * * * * * * 25% 5.3x 3.6x 3.8x 4.0x 6.0x 3.2x 5.4x 6.6x 3.8x 9.6x 4.2x 4.0x 4.9x 4.7x 5.9x 5.8x 4.4x 3.9x 4.1x 3.1x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Kinder Morgan Enterprise Products Enable Midstream Plains All American Pipeline DCP Midstream Magellan Midstream Energy Transfer TransCanada ONEOK Cheniere Energy Andeavor Logistics EnLink Midstream Phillips 66 Partners MPLX Williams Enbridge Western Gas EQM Midstream Targa Resources Antero Midstream 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Debt / LTM Adjusted EBITDA 3 - Year Distributable Cash Flow CAGR ( 2019 - 2022) 3.3x 4.0x 4.1x 3.6x 5.1x 5.8x 4.5x 5.7x 3.3x 2.9x 3.8x 4.6x 3.7x 1.9x 3.6x 5.4x 3.4x 8.7x 4.3x 3.1x 0% 4% 4% 5% 5% 5% 8% 8% 8% 8% 10% 10% 10% 11% 11% 12% 14% 14% 19% 25% 0% 5% 10% 15% 20% 25% 30% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Tallgrass Energy LP Enterprise Products EnLink Midstream Partners Enable Midstream Kinder Morgan Energy Transfer Plains All American Pipeline TransCanada Magellan Midstream Partners Phillips 66 Andeavor Logistics Williams MPLX Shell Midstream ONEOK Enbridge Western Gas Partners Cheniere Energy Partners Targa Resources Antero Midstream 3 - Year Distributable Cash Flow CAGR (2018 – 2021) Net Debt / Adjusted EBITDA

DCF Profile Supports Capital Retention 30 Distributable Cash Flow vs. Growth Capex ($MM) Antero Midstream’s cash flow growth, self-funding business model, and declining capex profile drives optionality for New AM 25% DCF CAGR Target Note: Distributable Cash Flow is a Non-GAAP measures. For additional information regarding these measures, please see appendix. Dividends and DCF targets pro forma for simplification transaction expected to close in March 2019. 1. Growth capex based on FactSet consensus estimates as of 2/22/2019. Excess DCF available for: Deleveraging and capital retention Organic growth capex Dividend growth Share repurchases 18% DCF CAGR Target Growth Capex(1) 1.1x-1.2x DCF Coverage Guidance in 2019 $2.0 B Organic Project Backlog 2019 Dividends (Midpoint) ($MM) $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2019 2020 2021 2022

31 Antero Credit Attributes Summary Diversified product mix supports strong balance sheet and ability to withstand commodity price volatility Well Hedged in Low Cost Basin Reduced leverage from 3.9x at YE 2014 to 2.2x at YE 2018 Despite Commodity Price Volatility Focused on Capital Discipline and Free Cash Flow Generation Midstream Ownership & Integration Delivers Value and Growing Cash Flow From Distributions Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Track record of leverage in low 2-times “flexing” to 3-times for accretive transactions Fixed-fee business model eliminates direct commodity price risk Benefits from strong sponsor and visibility into development plan “Just-in-time” capital philosophy results in mid to high teens return on invested capital (ROIC) Increasing DCF with moderating capital budgets drives optionality to retain cash flow

Appendix

Pro Forma Antero Corporate Structure

AM has an enhanced credit profile due to substantial increase in retained cash flow from IDR elimination, tax efficiencies, and revised dividend policy

Midstream Simplification Highlights

- Simplifies midstream into one publicly traded C-corp for both governance and tax purposes ("New AM")
- Eliminates incentive distribution rights ("IDRs") lowering equity cost of capital
- Tax efficient and eliminates ~$375 MM of expected taxes through 2022; New AM not expected to pay material corporate income taxes through 2024
- Improves trajectory towards investment grade credit profile
- Expected to close March 12, 2019

Pro Forma Organizational Structure


AR
LISTED
NYSE
Antero
Resources
Ba2/BB+/BBB-
2.2x Leverage
Sponsors/
Management
/ Public
31%
69%
AM
LISTED
NYSE
Antero
Midstream
No Debt
New AM
Downstream
Guarantee(1)
Existing
Senior Notes
Recently
Issued
Senior Notes
Ba2/BB+/BBB-
3.1x Leverage
(Pro forma)(2)
Antero
Midstream
Partners LP
(No longer publicly traded after simplification)

1.AMGP has informed AM that it intends for New AM to guarantee each series of AM's outstanding notes upon closing of the simplification transaction. However, there can be no assurance that New AM will provide such guarantee.
2. Pro forma for midstream simplification transaction expected to close in March 2019.

33

As of December 31, 2018 ($MM) Antero Midstream Antero Resources (Stand-alone) Antero Resources (Consolidated) Cash $0 $0 $0 Debt Revolving Credit Facility $990 $405 $1,395 5.375% Senior Notes Due 2021 $1,000 $1,000 5.125% Senior Notes Due 2022 $1,100 $1,100 5.625% Senior Notes Due 2023 $750 $750 5.375% Senior Notes Due 2024 $650 $650 5.000% Senior Notes Due 2025 $600 $600 Net unamortized debt issuance costs ($8) ($25) ($33) Total Debt $1,632 $3,830 $5,462 Net Debt (Total Debt - Cash) $1,632 $3,830 $5,462 LTM Adjusted EBITDA $717 $1,717 $2,037 Debt / LTM Adjusted EBITDA 2.3x 2.2x 2.7x Credit Facility Capacity $1,500 $2,500 Liquidity $510 $2,095 Publicly Announced Pro Forma Adjustments to Net Debt Since December 31, 2018 ($MM) Antero Midstream Antero Resources (Stand-alone) Antero Resources (Consolidated) Cash Consideration for Simplification Transaction $598 ($297) $301 Total Adjustments to Net Debt: Increase / (Decrease) $598 ($297) $301 Pro Forma Net Debt $2,230 $3,533 $5,763 Pro Forma Debt / LTM Adjusted EBITDA 3.1x 2.1x 2.8x Credit Facility Capacity $2,000 $2,500 Liquidity $412 $2,392 Antero Capitalization – Pro forma as of 12/31/18 Status Quo Pro Forma Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference 34

Track Record of Positive Ratings Momentum

Historical Corporate Credit Ratings

Moody's Rating Rationale

"Antero's Corporate Family Rating is underpinned by its strong hedge book and significant anticipated production growth through 2020; large and efficient natural gas production platform in Appalachia that has low geological risk and cost structure; growing natural gas liquids production; and good liquidity."

- Moody's Credit Research, February 2018

S&P Rating Rationale

"The stable outlook reflects the agency's expectation that Antero will continue to ramp up production and keep the ratio of funds from operations to debt above 35% and capital spending in line with cash flows for the next two years."

- S&P Credit Research, February 2018

Fitch Investment Grade Rating Rationale

"AR's ratings reflect its size, high quality acreage position in the Marcellus/Utica, above-average exposure to NGLs, improvements in NGL price realizations linked to new takeaway capacity, long duration natural gas hedge book, and good line of sight on volume growth. Fitch expects the trend of ongoing efficiency and lower unit costs."

- Fitch Credit Research, January 2019



Corporate Credit Rating
(Moody's / S&P / Fitch)
Baa3 / BBB-
Investment Grade
Ba1 / BB+
Ba2 / BB
Ba3 / BB-
B1 / B+
B2 / B
B3 / B-
Caa1 / CCC+ / CCC
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Upgrade to BB+ S&P Feb. 2018
Investment Grade Rating: BBB- Fitch Jan. 2018
Fitch Reaffirms Ratings Fitch Jan. 2019
Stable through commodity price crash
Outlook to Positive Moody's Feb. 2018
Moody's
S&P
Fitch

Antero Has Enjoyed Positive Debt Ratings Momentum Since 2010

ANTERO RESOURCES | J.P. MORGAN HIGH YIELD & LEVERAGED FINANCE CONFERENCE 35

2012, 2013, 2014 and 2015 reserves assuming ethane rejection. In 2016, 554 MMBbls of ethane assumed recovered to meet ethane contract. In 2017, 656 MMBbls of ethane assumed recovered to meet ethane contract. 12/31/2018 SEC prices were $3.09/MMBtu for Nymex natural gas and $65.66/Bbl for WTI oil. PV-10 is a non-GAAP measure. See appendix for definition. Represents 4Q 2018 as reported. Includes cash production expenses, G&A and interest expense for Q4 reported results, net of Antero Midstream distributions received. Excludes cash costs associated with net marketing expense. Net Proved Reserves (Tcfe)(1) 6/30/2017 RESERVE ADDITIONS Proved reserves increased 7% to 16.5 Tcfe Proved pre-tax PV-10 at SEC pricing of $9.3 billion, including $1.3 billion of hedge value Proved pre-tax PV-10 at strip pricing of $10.1 billion, including $1.7 billion of hedge value Increased Marcellus wellhead type curve to 2.0 Bcf/1,000’ of lateral for additional 199 PUD locations 3P reserves increased 14% to 53.0 Tcfe 3P PV-10 at strip pricing of $17.0 billion, including $1.7 billion of hedge value Increased Marcellus wellhead type curve to 2.0 Bcf/1,000’ of lateral for additional 398 Probable locations All-in F&D cost of $0.48/Mcfe for proved reserve additions during six months ended 6/30/2017 Consistent Reserve Growth and Attractive Recycle Ratio 36 $12.6B Proved PV-10 (1) 12/31/18 proved PV-10 at SEC pricing Stand-alone Development Cost & Recycle Ratio(2) $8.4B PDP PV-10 (1) 12/31/18 PDP PV-10 at SEC pricing ($/Mcfe, unless otherwise noted) 4Q 2018 Actuals Pre-Hedge Realized Price $4.05 Stand-alone Cash Costs (net of AM distributions)(3) (2.34) Adjusted Margin $1.71 Future Stand-alone PUD Development Costs $0.48 Unhedged Recycle Ratio 3.6x Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference 0.7 2.8 4.3 7.6 12.7 13.2 15.4 17.3 18.0 0 5 10 15 20 2010 2011 2012 2013 2014 2015 2016 2017 2018 Marcellus Utica (Tcfe)

37 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference Antero Definitions Consolidated Adjusted EBITDAX: Represents net income or loss from continuing operations, including noncontrolling interests, before interest expense, interest income, derivative fair value gains or losses (excluding net cash receipts or payments on derivative instruments included in derivative fair value gains or losses), taxes, impairment, depletion, depreciation, amortization, and accretion, exploration expense, franchise taxes, equity-based compensation, gain or loss on early extinguishment of debt, and gain or loss on sale of assets. Consolidated Adjusted EBITDAX also includes distributions from unconsolidated affiliates and excludes equity in earnings or losses of unconsolidated affiliates. See “Antero Non-GAAP Measures” for additional detail. Consolidated Adjusted Operating Cash Flow: Represents net cash provided by operating activities before changes in current assets and liabilities. See “Antero Non-GAAP Measures” for additional detail. Consolidated Drilling & Completion Capital: Represents drilling and completion capital as reported in AR’s consolidated cash flow statements (i.e., fees paid to AM for water handling and treatment are eliminated upon consolidation and only operating costs associated with water handling and treatment are capitalized). Free Cash Flow: Represents Stand-alone Adjusted operating cash flow, less Stand-alone E&P Drilling and Completion capital, less Land Maintenance capital. See “Antero Non-GAAP Measures” for additional detail. Land Maintenance Capital: Represents leasehold capital expenditures required to achieve targeted working interest percentage of 95% for 5-year development plan (i.e. historical average working interest), plus renewals associated with 5-year development plan. Stand-alone Adjusted EBITDAX: Represents income or loss from continuing operations as reported in the Parent column of AR’s guarantor footnote to its financial statements before interest expense, interest income, derivative fair value gains or losses from exploration and production and marketing (excluding net cash receipts or payments on derivative instruments included in derivative fair value gains or losses), impairment, depletion, depreciation, amortization, and accretion, exploration expense, franchise taxes, equity-based compensation, gain or loss on early extinguishment of debt, gain or loss on sale of assets, and gain or loss on changes in the fair value of contingent acquisition consideration. Stand-alone E&P Adjusted EBITDAX also includes distributions received from limited partner interests in Antero Midstream common units. See “Antero Non-GAAP Measures” for additional detail. Stand-alone Adjusted Operating Cash Flow: Represents net cash provided by operating activities as reported in the Parent column of AR’s guarantor footnote to its financial statements before changes in current assets and liabilities, plus the AM cash distributions payable to AR, plus the earn out payments expected from Antero Midstream associated with the water drop down transaction that occurred in 2015. See “Antero Non-GAAP Measures” on slide 35 for additional detail. Stand-alone Drilling & Completion Capital: Represents drilling and completion capital as reported in the Parent column of AR’s guarantor footnote to its financial statements and includes 100% of fees paid to AM for water handling and treatment and excludes operating costs associated with AM’s Water Handling and Treatment segment).

38 Antero Non-GAAP Measures Stand-alone Adjusted Operating Cash Flow and Free Cash Flow Free Cash Flow as presented in this release and defined by the Company represents Stand-alone Adjusted Operating Cash Flow, less Stand-alone Drilling and Completion capital, less Land Maintenance Capital. Stand-alone Adjusted Operating Cash Flow represents net cash provided by operating activities that will be reported in the Parent column of Antero’s guarantor footnote to its financial statements before changes in working capital items. Stand-alone Adjusted Operating Cash Flow is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Stand-alone Adjusted Operating Cash Flow is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Management believes that Stand-alone Adjusted Operating Cash Flow and Free Cash Flow are useful indicators of the company’s ability to internally fund its activities and to service or incur additional debt on a Stand-alone basis. Management believes that changes in current assets and liabilities, which are excluded from the calculation of these measures, relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred and generally do not have a material impact on the ability of the company to fund its operations. There are significant limitations to using Stand-alone Adjusted Operating Cash Flow and Free Cash Flow as measures of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the company’s net income on a Stand-alone basis, the lack of comparability of results of operations of different companies and the different methods of calculating Stand-alone Adjusted Operating Cash Flow and Free Cash Flow reported by different companies. Stand-alone Adjusted Operating Cash Flow and Free Cash Flow do not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. Stand-alone Adjusted Operating Cash Flow and Free Cash Flow are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for cash flows from operating, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. Total Debt, Net Debt and Stand-alone Net Debt Net Debt is calculated as total debt less cash and cash equivalents. Management uses Consolidated Net Debt and Stand-alone Net Debt to evaluate its financial position, including its ability to service its debt obligations. Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

39 Antero Non-GAAP Measures Continued Adjusted EBITDAX and Stand-alone Adjusted EBITDAX Adjusted EBITDAX as defined by the Company represents net income or loss, including noncontrolling interests, before interest expense, interest income, derivative fair value gains or losses, but including net cash receipts or payments on derivative instruments included in derivative fair value gains or losses, taxes, impairments, depletion, depreciation, amortization, and accretion, exploration expense, equity-based compensation, gain or loss on early extinguishment of debt, and gain or loss on sale of assets. Adjusted EBITDAX also includes distributions from unconsolidated affiliates and excludes equity in earnings or losses of unconsolidated affiliates. Stand-alone Adjusted EBITDAX as defined by the Company represents income or loss as reported in the Parent column of Antero's guarantor footnote to its financial statements before interest expense, interest income, gains or losses from commodity derivatives and marketing derivatives, but including net cash receipts or payments on derivative instruments included in derivative gains or losses, income taxes, impairments, depletion, depreciation, amortization, and accretion, exploration expense, equity-based compensation, gain or loss on early extinguishment of debt, gain or loss on sale of assets, equity in earnings or loss of Antero Midstream and gain or loss on changes in the fair value of contingent acquisition consideration. Stand-alone Adjusted EBITDAX also includes distributions received from limited partner interests in Antero Midstream common units. The GAAP financial measure nearest to Adjusted EBITDAX is net income or loss including noncontrolling interest that will be reported in Antero's condensed consolidated financial statements. The GAAP financial measure nearest to Stand-alone Adjusted EBITDAX is Stand-alone net income or loss that will be reported in the Parent column of Antero's guarantor footnote to its financial statements. While there are limitations associated with the use of Adjusted EBITDAX and Stand-alone Adjusted EBITDAX described below, management believes that these measures are useful to an investor in evaluating the company's financial performance because these measures: are widely used by investors in the oil and gas industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; helps investors to more meaningfully evaluate and compare the results of Antero's operations (both on a consolidated and Stand-alone basis) from period to period by removing the effect of its capital structure from its operating structure; and is used by management for various purposes, including as a measure of Antero's operating performance (both on a consolidated and Stand-alone basis), in presentations to the company's board of directors, and as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by the board of directors as a performance measure in determining executive compensation. Adjusted EBITDAX, as defined by our credit facility, is used by our lenders pursuant to covenants under our revolving credit facility and the indentures governing the company's senior notes. There are significant limitations to using Adjusted EBITDAX and Stand-alone Adjusted EBITDAX as measures of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the company's net income on a consolidated and Stand-alone basis, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDAX reported by different companies. In addition, Adjusted EBITDAX and Stand-alone Adjusted EBITDAX provide no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position. Antero has not included reconciliations of Stand-alone Adjusted Operating Cash Flow and Free Cash Flow to their nearest GAAP financial measures because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

40 Antero Non-GAAP Measures Continued Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference The pre-tax PV-10 value is a non-GAAP financial measure as defined by the SEC. Antero believes that the presentation of pre-tax PV-10 is relevant and useful to its investors because it presents the discounted future net cash flows attributable to reserves prior to taking into account corporate future income taxes and the Company's current tax structure. The Company further believes investors and creditors use pre-tax PV-10 values as a basis for comparison of the relative size and value of its reserves as compared with other companies. Antero believes that PV-10 estimates using strip pricing can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows in the current commodity price environment. The GAAP financial measure most directly comparable to pre-tax PV-10 is the standardized measure of discounted future net cash flows ("Standardized Measure"). The following sets forth the estimated future net cash flows from our proved reserves (without giving effect to our commodity derivatives), the present value of those net cash flows before income tax (PV-10) and the present value of those net cash flows after income tax (Standardized measure) at December 31, 2018: There is no directly comparable financial measure presented in accordance with GAAP for proved developed PV-10, and therefore a reconciliation to GAAP is not practicable.

Antero Resources Stand-alone Adjusted EBITDAX Reconciliation Stand-alone LTM Adjusted EBITDAX Reconciliation Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference 41 Stand-alone Twelve months ended (in thousands) December 31, 2018 Net (loss) and comprehensive (loss) attributable to Antero Resources Corporation $ (397,517) Commodity derivative fair value (gains) losses 87,594 Gains on settled commodity derivatives 243,112 Marketing derivative fair value gains (94,081) Gains on settled marketing derivatives 72,687 Interest expense 224,977 Income tax benefit (128,857) Depletion, depreciation, amortization, and accretion 845,136 Impairment of unproved properties 549,437 Impairment of gathering systems and facilities 4,470 Exploration expense 4,958 Gain on change in fair value of contingent acquisition consideration 93,019 Equity-based compensation expense 49,341 Equity in (earnings) loss of Antero Midstream Partners LP 3,664 Distributions from Antero Midstream Partners LP 159,181 Adjusted EBITDAX $ 1,717,121

Antero Resources Stand-alone Adjusted EBITDAX Per Mcfe

Stand-alone Adjusted EBITDAX per Mcfe Reconciliation (Annual)

	2013	2014	2015	2016	2017	1Q2018	2Q2018	3Q2018	4Q2018
($/Mcfe)									
Natural Gas, Oil, Ethane and NGL sales	$ 4.31	$ 4.74	$ 2.53	$ 2.60	$ 3.35	$ 3.56	$ 3.35	$ 3.70	$ 4.05
Realized commodity derivative gains (losses)	$ 0.86	$ 0.37	$ 1.57	$ 1.48	$ 0.26	$ 0.47	$ 0.42	$ 0.28	$ (0.09)
Distributions from Antero Midstream	$ -	$ -	$ 0.16	$ 0.17	$ 0.16	$ 0.17	$ 0.17	$ 0.16	$ 0.15
Less: WGL + SJR Impact					$ 0.10				
All-In E&P Revenue	**$ 5.17**	**$ 5.10**	**$ 4.27**	**$ 4.25**	**$ 3.77**	**$ 4.21**	**$ 3.94**	**$ 4.15**	**$ 4.11**
Gathering, compression, processing, and transportation	$ 1.25	$ 1.46	$ 1.56	$ 1.70	$ 1.75	$ 1.80	$ 1.79	$ 1.77	$ 1.88
Production and ad valorem taxes	0.24	0.23	0.14	0.10	0.11	0.12	0.11	0.12	0.15
Lease operating expenses	0.05	0.08	0.07	0.07	0.11	0.15	0.14	0.14	0.15
Net Marketing Expense / (Gain)	-	0.14	0.23	0.16	0.13	(0.27)	0.30	0.31	0.22
General and administrative (before equity-based compensation)	0.26	0.23	0.20	0.16	0.15	0.15	0.15	0.14	0.11
Total E&P Cash Costs	$ 1.81	$ 2.14	$ 2.20	$ 2.19	$ 2.26	$ 1.93	$ 2.48	$ 2.48	$ 2.51
E&P EBITDAX Margin (All-In)	$ 3.36	$ 2.96	$ 2.07	$ 2.06	$ 1.61	$ 2.28	$ 1.46	$ 1.68	$ 1.61
Production Volumes (Bcfe)	191	368	545	676	822	214	229	250	296
$ Millions									
Natural Gas, Oil, Ethane and NGL sales	$ 821	$ 1,741	$ 1,379	$ 1,757	$ 2,751	$ 762	$ 768	$ 925	$ 1,197
Realized commodity derivative gains (losses)	164	136	857	1,003	214	101	96	71	(25)
Distributions from Antero Midstream			89	112	132	36	39	41	44
All-In E&P Revenue	**$ 985**	**$ 1,877**	**$ 2,324**	**$ 2,872**	**$ 3,097**	**$ 900**	**$ 903**	**$ 1,037**	**$ 1,216**
Gathering, compression, processing, and transportation	239	537	853	1,146	1,441	384	410	443	556
Production and ad valorem taxes	46	86	77	69	91	25	25	29	43
Lease operating expenses	9	28	36	51	94	31	32	35	44
Net Marketing Expense / (Gain)	-	50	123	106	108	(59)	69	78	66
General and administrative (before equity-based compensation)	50	86	108	110	119	31	33	34	33
Total E&P Cash Costs	**$ 345**	**$ 786**	**$ 1,196**	**$ 1,483**	**$ 1,853**	**$ 413**	**$ 569**	**$ 619**	**$ 742**

ANTERO RESOURCES | J.P. MORGAN HIGH YIELD & LEVERAGED FINANCE CONFERENCE 42

Maintenance Capital Methodology 43 Maintenance Capital Calculation Methodology – Low Pressure Gathering Estimate the number of new well connections needed during the forecast period in order to offset the natural production decline and maintain the average throughput volume on our system over the LTM period (1) Compare this number of well connections to the total number of well connections estimated to be made during such period, and (2) Designate an equal percentage of our estimated low pressure gathering capital expenditures as maintenance capital expenditures Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or revenue Illustrative Example LTM Forecast Period Decline of LTM average throughput to be replaced with production volume from new well connections Maintenance Capital Calculation Methodology – Fresh Water Distribution Estimate the number of wells to which we would need to distribute fresh water during the forecast period in order to maintain the average fresh water throughput volume on our system over the LTM period (1) Compare this number of wells to the total number of new wells to which we expect to distribute fresh water during such period, and (2) Designate an equal percentage of our estimated water line capital expenditures as maintenance capital expenditures Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference LTM Production NTM Production Forecast Average LTM Production

Antero Midstream Non-GAAP Measures 44 Non-GAAP Financial Measures and Definitions Antero Midstream views Adjusted EBITDA as an important indicator of the Partnership’s performance. Antero Midstream defines Adjusted EBITDA as Net Income before interest expense, depreciation expense, impairment expense, accretion of contingent acquisition consideration, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates and including cash distributions from unconsolidated affiliates. Antero Midstream uses Adjusted EBITDA to assess: the financial performance of the Partnership’s assets, without regard to financing methods in the case of Adjusted EBITDA, capital structure or historical cost basis; its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and the viability of acquisitions and other capital expenditure projects. The Partnership defines Distributable Cash Flow as Adjusted EBITDA less interest paid, income tax withholding payments and cash reserved for payments of income tax withholding upon vesting of equity-based compensation awards, cash reserved for bond interest and ongoing maintenance capital expenditures paid. Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders. Distributable Cash Flow does not reflect changes in working capital balances. The Partnership defines Return on Invested Capital as net income plus interest expense divided by average total liabilities and partners’ capital, excluding current liabilities. Management believes that Return on Invested Capital is a useful indicator of the Partnership’s return on its infrastructure investments. The Partnership defines Net Debt as total debt minus cash. The following table reconciles consolidated total debt to consolidated net debt (“Net Debt”) as used in this presentation (in thousands): December 31, 2018 Bank credit facility $ 990,000 5.375% AM senior notes due 2024 650,000 Net unamortized debt issuance costs (7,853) Consolidated total debt $ 1,632,147 Cash and cash equivalents — Consolidated net debt $ 1,632,147 Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

Adjusted EBITDA and DCF Reconciliation 45 Adjusted EBITDA and DCF Reconciliation ($ in thousands) 1) Cash reserved for bond interest expense on Antero Midstream’s 5.375% senior notes outstanding during the period that is paid on a semi-annual basis on March 15th and September 15th of each year. 2) Estimate of current period portion of expected cash payment for income tax withholding attributable to vesting of Midstream LTIP equity-based compensation awards to be paid in the fourth quarter. 3) Maintenance capital expenditures represent the portion of our estimated capital expenditures associated with (i) the connection of new wells to our gathering and processing systems that we believe will be necessary to offset the natural production declines Antero Resources will experience on all of its wells over time, and (ii) water delivery to new wells necessary to maintain the average throughput volume on our systems. Years ended December 31, 2017 2018 Net income $ 307,315 $ 585,944 Impairment of property and equipment 23,431 5,771 Change in fair value of contingent acquisition consideration — (105,872) Adjusted Net Income $ 344,872 $ 485,843 Interest expense, net 37,557 61,906 Depreciation 119,562 130,013 Accretion of contingent acquisition consideration 13,476 12,853 Accretion of asset retirement obligation 135 Equity-based compensation 27,283 21,073 Equity in earnings of unconsolidated affiliates (20,194) (40,280) Distributions from unconsolidated affiliates 20,195 46,415 Gain on sale of assets – Antero Resources — (583) Adjusted EBITDA $ 528,625 $ 717,375 Interest paid (46,666) (62,844) Decrease (increase) in cash reserved for bond interest (1) 291 0 Income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards(2) (5,945) (5,529) Maintenance capital expenditures(3) (55,159) (52,729) Distributable Cash Flow $ 421,146 $ 596,273 Distributions Declared to Antero Midstream Holders Limited Partners 247,132 320,915 Incentive distribution rights 69,720 142,906 Total Aggregate Distributions $ 316,852 $ 463,821 DCF coverage ratio 1.33x 1.29x Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference

Antero Midstream Non-GAAP Reconciliation 46 The following reconciles net income to Adjusted EBITDA and Distributable Cash Flow: Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference $ in Thousands 2014 G&C Only 2014 2015 2016 2017 Net income $ 16,832 $ 127,875 159,105 236,703 307,315 Interest expense, net 4,620 6,183 8,158 21,893 37,557 Impairment of property and equipment — — — 23,431 Depreciation 36,789 53,029 86,670 99,861 119,562 Accretion and change in fair value of contingent acquisition consideration — 3,333 16,489 13,476 Accretion of asset retirement obligations — — — — Equity-based compensation 8,619 11,618 22,470 26,049 27,283 Equity in earnings of unconsolidated affiliates — — -485 -20,194 Distributions from unconsolidated affiliates — — 7,702 20,195 Gain on sale of assets–Antero Resources — — — — Gain on sale of assets–third-party $ $ — — -3,859 — Adjusted EBITDA 66,860 198,705 279,736 404,353 528,625 Pre-IPO net income attributed to parent -98,219 — — — Pre-IPO depreciation attributed to parent -43,419 — — — Pre-IPO equity-based compensation attributed to parent -8,697 — — — Pre-IPO interest expense attributed to parent -5,358 — — — Pre-Water Acquisition net income attributed to parent -22,234 -40,193 — — Pre-Water Acquisition depreciation attributed to parent -3,086 -18,767 — — Pre-Water Acquisition equity-based compensation attributed to parent -654 -3,445 — — Pre-Water Acquisition interest expense attributed to parent -359 -2,326 — — Adjusted EBITDA Attributable to the Partnership $ 66,860 $ 16,679 215,005 404,353 528,625 Interest paid -2981 -331 -5,149 -13,494 -46,666 Increase (decrease) in cash reserved (paid) for bond interest — — — -10,481 291 Income tax withholding upon vesting of Antero Midstream Partners equity- based compensation awards — — -4,806 -5,636 -5,945 Maintenance capital expenditures -10,423 -1,157 -13,097 -21,622 -55,159 Distributable cash flow $ 53,456 $ 15,191 191,953 353,120 421,146

Antero Midstream Non-GAAP Measures Antero Resources J.P. Morgan High Yield & Leveraged Finance Conference 47 Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures. The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income. The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income. Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA. You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships . Antero Midstream has not included a reconciliation of Adjusted EBITDA and Distributable Cash Flow to their nearest GAAP financial measure for 2019 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. Antero Midstream is able to forecast the following reconciling items between Adjusted EBITDA and Distributable Cash Flow and net income (in thousands): The Partnership cannot forecast interest expense due to the timing and uncertainty of debt issuances and associated interest rates. Additionally, Antero Midstream cannot reasonably forecast impairment expense as the impairment is driven by a number of factors that will be determined in the future and are beyond Antero Midstream’s control currently. Twelve Months Ending December 31, 2019 Low High Depreciation expense ................................ ................................ ........................... $ 180,000 — $ 185,000 Equity based compensation expense ................................ ................................ .... 48,000 — 52,000 Equity in earnings of unconsolidated affiliates ................................ .................... 68,000 — 73,000 Distributions from unconsolidated affiliates ................................ ........................ 87,000 92,000